Exhibit 10.1
2009 Equity Incentive Plan

2009 EQUITY INCENTIVE PLAN
OF CHINA GREEN AGRICULTURE, INC.

SECTION 1.   Overview

1.1           Purpose.  The purpose of the 2009 Equity Incentive Plan (the “Plan”) is to advance and promote the interests of China Green Agriculture, Inc. (the “Corporation”) and its Subsidiaries [as defined under sub-section 1.2(mm)] by providing employees, consultants and advisors of the Corporation or its Subsidiaries with an incentive to achieve corporate objectives, to attract and retain employees, consultants and advisors of outstanding competence and to provide such individuals with an equity interest in the Corporation through the acquisition of Common Stock and by providing for payments to such individuals based on the appreciation in value or value of such Common Stock.  The Plan is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the applicable rules promulgated thereunder.

1.2           Definitions.  The following definitions are applicable to the Plan:

(a)              “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

(b)           “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the Code, the laws, rules, regulations and government orders of the United States and the PRC, the rules of any applicable share exchange or national market system, and the laws and the rules of any jurisdiction applicable to Awards granted to residents therein.

(c)           “Award” means Options, Restricted Stock, Stock Appreciation Rights (SARs), Other Stock-Based Award or any combination thereof, granted under the Plan.

(d)           “Award Agreement” means the written agreement by which an Award shall be evidenced.

(e)           “Beneficiary” means the beneficiary or beneficiaries designated in accordance with Section 5.8 hereof to receive the amount, if any, payable under the Plan upon the death of a Participant.

(f)             “Book Value” means, as of any given date, on a per share basis (i) the stockholders' equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Common Stock as of such year-end date, as adjusted by the Committee for subsequent events.

(g)           “Board” means the Board of Directors of the Corporation.

(h)           “Change in Control” means the occurrence of any of the following (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any person or group; or (ii) a transaction or series of transactions pursuant to which any person or group (other than the Corporation or an affiliate thereof) is or becomes the beneficial owner, directly or indirectly, of more than 50% of the voting shares of the Corporation, including by way of merger, consolidation or otherwise.

(i)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j)           “Committee” means the committee appointed pursuant to Section 1.3 hereof or if no such Committee is appointed, the Board.

(k)           “Common Stock” means the common stock, $.001 par value per share, of the Corporation.

(l)           “Corporation” means China Green Agriculture, Inc.

(m)           “Effective Date” means the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by a majority of the votes cast by the stockholders of the Company at the next annual or special meeting of stockholders. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

(n)           “Eligible Individual” means any Key Employee, consultant or advisor of the Corporation or any Subsidiary.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.  References to a particular section of, or rule under, the Exchange Act includes references to successor provisions.

(p)           “Fair Market Value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the Grant Date and shall mean (i) the closing selling price per share on that date of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the closing bid price per share last quoted on that date by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange.

(q)           “Incentive Stock Option” means an Option to purchase Common Stock that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(r)           “Immediate Family” means, with respect to a particular Participant, the Participant’s spouse, children and grandchildren.

(s)           “Key Employee” means any employee of the Corporation or any of its Subsidiaries, including any officer or director who is also an employee, who, in the judgment of the Committee, is considered important to the future of the Corporation.  Nothing shall limit the Board from designating all or substantially all employees as eligible for grants.

(t)           “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six (6) months or (ii) has purchased from the open market.

(u)           “Non-Employee Director” means a member of the Board who qualifies as a “Non-employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(v)           “Non-qualified Stock Option” means an Option to purchase Common Stock that does not qualify as an Incentive Stock Option.

(w)           “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

(x)           “Option Price” means the purchase price per Share of an Option.

(y)           “Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee, and consistent with the provisions of the Plan, be extended from time to time.

(z)              “Other Stock-Based Award” means an Award under Section 5 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

(aa)           “Participant” means an Eligible Individual who has been granted an Award or a Permitted Transferee.

(bb)           “Permitted Transferee” means a person to whom an Award may be transferred or assigned in accordance with Section 5.8 hereof.

(cc)           “Plan” means this Amended and Restated 2009 Equity Incentive Plan of China Green Agriculuture, Inc., as the same may be amended from time to time.

(dd)           “PRC” means the People’s Republic of China.

(ee)           “Restricted Stock” means Shares which are subject to forfeiture if the Participant does not satisfy the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

(ff)           “Restricted Period” means the period of time shares of Restricted Stock are subject to the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

(gg)           “Restrictions” means those restrictions and conditions placed upon Restricted Stock as determined by the Board in accordance with Section 4.2 hereof.

(hh)          “Rule 16b-3” means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

(ii)           “SEC” means the Securities and Exchange Commission.

(jj)           “Section 16 Participant” means a Participant who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Corporation.

(kk)         “Share” means a share of Common Stock.

(ll)           “Stock Appreciation Right” or “SAR” means a right granted under the Plan in connection with an Option, or separately, to receive the appreciation in value of Shares.

(mm)           “Subsidiary” means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Corporation treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation or other entity with respect to which the Corporation (i) in the case of a corporation, owns, directly or indirectly, fifty percent (50%) or more of the then outstanding common stock or (ii) in the case of any other entity, has a fifty percent (50%) or more ownership interest.

(nn)           “10% Owner” means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the combined voting power of all classes of capital stock of the Corporation or any Subsidiary where “voting power” means the combined voting power of the then outstanding securities of a corporation entitled to vote generally in the election of directors.

1.3           Administration.  The Plan shall be administered by the Committee, which, unless otherwise determined by the Board, shall consist of two or more directors of the Corporation, all of whom qualify as Non Employee Directors.  The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.  In the event that the Compensation Committee of the Board (the “Compensation Committee) meets the requirements set forth in this Section 1.3 hereof, such Compensation Committee shall be the Committee hereunder unless otherwise determined by the Board.

A majority of the members of the Committee shall constitute a quorum.  The Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

(i)           to select the Participants from Eligible Individuals;

(ii)           to grant Options and/or Restricted Stock to Participants in such combination and in such amounts as it shall determine and to determine the terms and conditions applicable to each such Award, including the benefit payable under any SAR, and whether or not specific Awards shall be identifiable with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Award;

(iii)           to determine the amount, if any, that a Participant shall pay for Restricted Stock, the nature of the Restrictions applicable to the Restricted Stock, and the duration of the Restricted Period applicable to the Restricted Stock;

(iv)           to determine the actual amount earned by each Participant with respect to such Awards, the terms and conditions of all Award Agreements (which need not be identical) and with the consent of the Participant, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law;

(v)            to determine consistent with the Code whether an Option that is granted to a Participant is a Non-qualified Stock Option or an Incentive Stock Option, the number of Shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable;

(vi)           to amend any Incentive Stock Option with the consent of the Participant so as to make it a Non-qualified Stock Option;

(vii)          to cancel, with the consent of the Participant, any outstanding Award(s) and to grant new Award(s) in substitution therefor;

(viii)         to grant a SAR in connection with the grant of an Option or separately;

(ix)           to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment or consultancy;

(x)            subject to the provisions of the Plan, to extend the time during which any Award or group of Awards may be exercised;

(xi)           to treat all or any portion of any period during which a Participant is on military leave or on an approved leave of absence from the Corporation or a Subsidiary as a period of employment or service of such Participant by the Corporation or any Subsidiary for purposes of accrual of his or her rights under his or her Awards;

(xii)          to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan including the establishment, amendment or revocation from time to time of guidelines or regulations for the administration of the Plan, to cause appropriate records to be established, and to take all other actions considered necessary or advisable for the administration of the Plan; and

(xiii)         to take any other action with respect to any matters relating to the Plan for which it is responsible.

All decisions, actions or interpretations of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive upon all parties.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

1.4           Participation.  The Committee may, in its discretion, grant Awards to any Eligible Individual, whether or not he or she has previously received an Award.  Participation in the Plan shall be limited to those Key Employees, consultants and advisors who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.  No such Eligible Individuals shall at any time have the right to be a Participant unless selected by the Committee pursuant to the Plan.  No Participant, having been granted an Award, shall have the right to an additional Award in the future unless such Award is granted by the Committee.

1.5           Maximum number of Shares Available for Awards.  Subject to adjustment in accordance with  Section 5.2 hereof, the maximum number of Shares for which grants under the Plan shall be available is 2,260,000.  In addition, the Committee shall have the authority, in its sole discretion, to grant additional Non-qualified Stock Options to a Participant who exercises an Option and pays the exercise price in Common Stock, in a quantity equal to the number of shares of Common Stock delivered to the Corporation upon such exercise.  In the event any Awards granted under the Plan shall be forfeited, terminate or expire, the number of Shares subject to such Award, to the extent of any such forfeiture, termination or expiration, shall thereafter again be available for grant under the Plan.  The Common Stock distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine).  The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before such Common Stock is due and distributable.

1.6           Optional Awards.  In the discretion of the Committee, American Depository Shares in an amount equal to the number of Shares that otherwise would be distributed pursuant to an Award may distributed in lieu of Shares in settlement of any Award.  If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 1.5 shall be adjusted to reflect the distribution of American Depository shares in lieu of Shares.  All allotments and issues of Shares will be subject to any necessary consents under Applicable Law and it shall be the responsibility of the Participant to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

1.7           Jurisdictional Considerations.  In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which the Participant resides or is employed.  Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the Share limitations contained in Section 1.5 of the Plan.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

1.8           General Conditions to Grants. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.  All Awards shall be evidenced by an Award Agreement and any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award or in the Participant’s employment or other agreement with the Corporation or any Subsidiary.

SECTION 2.  Options

2.1           Awards of Options.  Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Eligible Individuals to whom Incentive Stock Options or Non-qualified Stock Options, or both, shall be granted and the number of Shares to be granted to each such Eligible Individual;  provided ,  however , that only Key Employees may receive Incentive Stock Options and the aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which any incentive stock options are exercisable for the first time by any Key Employee during any calendar year under all incentive stock option plans of the Corporation and any Subsidiary shall not exceed one hundred thousand dollars ($100,000) or such other limit set forth in Section 422 of the Code (the “Limitations of the Code”).  If the aggregate fair market value of such shares exceeds the Limitations of the Code, the excess Shares will be treated as Non-qualified Options under this Plan.  In reducing the number of Incentive Stock Options to meet the Limitations of the Code, the most recently granted Incentive Stock Options shall be reduced first.  If a reduction of simultaneously granted Options is necessary to meet the Limitations of the Code, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an Incentive Stock Option.  In the event that any Incentive Stock Options granted under the Plan fail to meet the requirements for Incentive Stock Options as set forth in the Code, such Incentive Stock Options will be treated as Non-qualified Stock Options under the Plan.  In determining the Eligible Individuals who will be granted Options under the Plan, the Committee may consider such individuals’ responsibilities, service, present and future value to the Corporation or any Subsidiary and other factors it considers relevant.

2.2           Terms and Conditions of Options.  Except as otherwise provided in a Participant’s employment or other agreement with the Corporation or any Subsidiary or in an Award Agreement, each Option shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate as set forth in the Award Agreement or the Participant’s employment or other agreement with the Corporation or any Subsidiary:

(a)           Option Term.  Each Option shall expire on the fifth (5th) anniversary of the Grant Date or on such earlier date as may be specified in the Participant’s Award Agreement or employment or other agreement with the Corporation or any Subsidiary.  The Committee may extend such Option Term;  provided,  however, that (i) such extension shall not in any way disqualify the Option as an Incentive Stock Option and (ii) the Option Term, including any such extensions, shall not exceed ten (10) years. The Option Term of Incentive Stock Options granted to 10% Owners shall not exceed five (5) years.

(b)           Option Price.  The Option Price per Share shall be determined by the Committee no later than the Grant Date of any Option;  provided ,  however , (i) the Option Price shall not be less than the Fair Market Value of a Share on the Grant Date, and (ii) in the case of an Incentive Stock Option granted to a 10% Owner, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date (but in no event less than the par value of a Share).  The Option Price may be denominated in U.S. Dollars, Chinese Renminbi or other local currency as determined by the Committee.

(c)           Exercise of Option.  The exercisability of an Option shall be determined by the Committee.  Subject to acceleration or early expiration as provided elsewhere in the Plan or in a Participant’s employment or other agreement with the Corporation or any Subsidiary, the vesting of any Option granted under the Plan shall be subject to the Participant remaining in the employ of or maintaining a consultancy with the Corporation or any of its Subsidiaries and shall vest (i) in five (5) equal installments of twenty percent (20%) of the amount granted, with the first installment vesting on the June 30  next following the Grant Date and each other installment vesting on each of the next four June 30  dates thereafter or (ii) in such other amounts over such period of time after the Grant Date as the Committee may designate.

(d)           Disqualifying Disposition.  The Award Agreement shall require any Participant who is granted an Incentive Stock Option to notify the Corporation of any disposition of such Shares issued upon the exercise of such Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (a “Disqualifying Disposition”) within ten (10) business days after such Disqualifying Disposition.

(e)           Payment of Purchase Price upon Exercise.  The purchase price as to which an Option shall be exercised shall be paid to the Corporation at the time of exercise either (i) in cash, certified check or wire transfer denominated in U.S. Dollars, Chinese Renminbi or other local currency,  (ii) in such other consideration as the Committee deems appropriate, including, but not limited to, loans from the Corporation or a third party and cashless exercise, (iii) subject to the approval of the Committee, in Mature Shares already owned by the Participant having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash (denominated in U.S. Dollars, Chinese Renminbi or other local currency) and Mature Shares having a total fair market value, as so determined, equal to the purchase price, (iv) subject to the approval of the Committee, in its sole discretion, by delivering a properly executed exercise notice in a form approved by the Committee, together with an irrevocable notice of exercise and irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale or loan proceeds sufficient to pay the purchase price for such Shares, together with the amount of federal, state and local withholding taxes payable by Participant by reason of such exercise, (v) or (v) a combination of the foregoing.

(f)            Exercise in the Event of Termination.  Unless otherwise provided in a Participant’s employment or other agreement with the Corporation or any Subsidiary or Award Agreement, the following provisions shall apply upon termination of a Participant’s employment or consultancy with the Corporation or any Subsidiary:

(i)            Upon Termination For Any Reason Other Than Due to Death.  If a Participant’s employment or consultancy with the Corporation or any Subsidiary shall terminate for any reason other than by reason of his or her death, such Participant may exercise his or her Options, to the extent that such Participant shall have been entitled to do so on the date of such termination, at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) three (3) months after the date of such termination, whichever date is earlier and any portion of any Option granted hereunder that is not vested and exercisable as of the date of the Participant’s termination of employment shall automatically expire and be forfeited as of such date of termination.

(ii)           Upon Termination Due to Death.  In the event a Participant’s employment or consultancy shall terminate by reason of his or her death, such Participant’s Beneficiary, heirs or estate may exercise his or her Options, to the extent that such Participant, if such Participant had not died, would have been entitled to do so within the calendar year following such Participant’s death, at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) one year after the date of death, whichever is earlier and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant’s death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant’s death.

(g)           Transferability of Stock Options.  No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution of the jurisdiction wherein the Participant is domiciled at the time of his or her death, and during the lifetime of the Participant, shall be exercisable only by the Participant or his or her guardian or legal representative.

(h)           Investment Representation.  Each Award Agreement for an Option shall provide (or be deemed to provide) that, upon demand by the Committee for such a representation, the Participant (or any person acting under Subsection 2.2(e) hereof) shall deliver to the Committee, at the time of any exercise of an Option or portion thereof, a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof.  Upon such demand, delivery of such representation prior to the delivery of any Common Stock issued upon exercise of an Option and prior to the expiration of the Option Term shall be a condition precedent to the right of the Participant or such other person to purchase any Common Stock.  In the event certificates for Common Stock are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal, state or other governmental securities laws.

(i)           Participants to Have No Rights as Shareholders.  No Participant shall have any rights as a shareholder with respect to any Common Stock subject to his or her Option prior to the date of issuance to him or her of such Common Stock.

(j)           Other Option Provisions.  The Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan or any prior plan of the Corporation be terminated.

2.3         Exercise of Options. An Option shall be exercised by the delivery to the Corporation during the Option Term of (x) written notice of intent to purchase a specific number of Shares subject to the Option and (y) payment in full of the Option Price of such specific number of Shares, pursuant to subsection 2.3(e).

SECTION 3.   Stock Appreciation Rights

3.1         Award of Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Eligible Individuals to whom SARs shall be granted and the number of Shares to be granted to each such Eligible Individual.  When granted, SARS may, but need not, be identified with a specific Option (including any Option granted on or before the Grant Date of the SARs) in a number equal to or different from the number of SARs so granted.  If SARs are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Award Agreement, the Participant’s associated SARs shall terminate upon (x) the expiration, termination, forfeiture or cancellation of such Option, or  (y) the exercise of such Option.

3.2         Strike Price.  The strike price (“Strike Price”) of any SAR shall equal, for any SAR that is identified with an Option, the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may (x) specify a higher Strike Price in the Award Agreement or (y) provide that the benefit payable upon exercise of any SAR shall not exceed a percentage of Fair Market Value of a Share on such Grant Date as the Committee shall specify.

3.3         Vesting of SARs. Unless otherwise specified in the applicable Award Agreement or in the Participant’s employment or other agreement with the Corporation or any Subsidiary, (x) each SAR not identified with any other Award shall become exercisable with respect to 20% of the Shares subject thereto on each of the first five June 30 dates following the Grant Date of such SAR or in such other amounts and over such other time period as may be determined by the Committee and (y) each SAR which is identified with any other Award shall become exercisable as and to the extent that the Option with which such SAR is identified may be exercised.

3.4         Exercise of SARs. SARs shall be exercised by delivery to the Corporation of written notice of intent to exercise a specific number of SARs.  Unless otherwise provided in the applicable Award Agreement or a Participant’s employment or other agreement with the Corporation or any Subsidiary, the exercise of SARs that are identified with Shares subject to an Option shall result in the cancellation or forfeiture of such Option, to the extent of such exercise and any such Shares so canceled or forfeited shall not thereafter again become available for grant under the Plan.  The benefit for each SAR shall be equal to (x) the Fair Market Value of the Share on the date of such exercise, minus (y) the Strike Price of such SAR.  Such benefit shall be payable in cash (subject to applicable withholding), except that the Committee may provide in the applicable Award Agreement that benefits may be paid wholly or partly in Shares.

3.5         No Rights as Shareholders.  No Participant shall have any rights as a shareholder with respect to any Common Stock subject to his or her SAR.

3.6         Exercise in the Event of Termination.  Unless otherwise provided in a Participant’s employment or other agreement with the Corporation or any Subsidiary or Award Agreement, the following provisions shall apply upon termination of a Participant’s employment or consultancy with the Corporation or any Subsidiary:

(i)           Upon Termination For Any Reason Other Than Due to Death.  If a Participant’s employment or consultancy with the Corporation or any Subsidiary shall terminate for any reason other than by reason of his or her death, such Participant may exercise his or her SARs, to the extent that such Participant shall have been entitled to do so on the date of such termination, at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) three (3) months after the date of such termination, whichever date is earlier, and any SARs granted hereunder that are not vested and exercisable as of the date of the Participant’s termination of employment shall automatically expire and be forfeited as of such date of termination.

(ii)           Upon Termination Due to Death.  In the event a Participant’s employment or consultancy shall terminate by reason of his or her death, such Participant’s Beneficiary, heirs or estate may exercise his or her SARs, to the extent that such Participant, if such Participant had not died, would have been entitled to do so within the calendar year following such Participant’s death, at any time, or from time to time, but not later than (x) the expiration date specified in Subsection 2.2(a) hereof or (y) one year after the date of death, whichever is earlier and any SARs granted hereunder that would not have vested and been exercisable within the calendar year following such Participant’s death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant’s death.

SECTION 4.   Restricted Stock

4.1         Awards of Restricted Stock.  Restricted Stock awarded under the Plan shall be subject to certain Restrictions as provided below.   All Restrictions imposed on any such Award of Restricted Stock shall be made by and at the discretion of the Committee, subject to the provisions of the Plan, and are binding on the Corporation and the Participants, their Beneficiaries and legal representatives.

4.2         Restricted Period/Restrictions.  At the time each Award of Restricted Stock is granted, the Committee (i) shall establish a Restricted Period within which Restricted Stock awarded to the Participants may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, if any and (ii) may impose such other Restrictions on any Restricted Stock as it may deem advisable.

4.3         Rights as Stockholders.  Except for the conditions outlined in Section 4.2 hereof, and the forfeiture conditions described in Section 4.5 hereof, each Participant shall have all rights of a holder of Common Stock, including the right to receive all dividends or other distributions made or paid in respect of such Shares and the right to vote such Shares at regular or special meetings of the stockholders of the Corporation.

4.4         Delivery of Shares.  The certificates for any Restricted Stock awarded to an Eligible Individual under the Plan shall be held (together with a stock power executed in blank by the Eligible Individual) in escrow by the Secretary of the Corporation under the Participant’s name in an account maintained by the Corporation until such Shares of Restricted Stock become nonforfeitable or are forfeited.  At the conclusion of the Restricted Period or the expiration or attainment of such other Restrictions imposed on any Restricted Stock granted to a Participant, or upon the prior approval of the Committee as described in Section 4.5 hereof, and subject to the satisfaction of the Corporation’s withholding obligations described in Section 5.7 hereof, certificates representing such Shares of Restricted Stock shall be delivered to the Participant, or the Beneficiary or legal representative of the Participant, free of the Restrictions set forth in the Award Agreement pursuant to Section 4.2 hereof.

4.5         Termination of a Participant’s Employment or Consultancy.   Unless otherwise provided in the Award Agreement or in the Participant’s employment or other  agreement with the Corporation or any Subsidiary, the following provisions shall apply upon termination of a Participant’s employment or consultancy with the Corporation or any Subsidiary:

(i)           Upon Termination for any Reason other than Due to Death.  If a Participant’s employment or consultancy with the Corporation or any Subsidiary is terminated, except termination due to death, all Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions will be forfeited and become the property of the Corporation on the date of such termination.  However, the Committee may, if it, in its sole discretion, determines that the circumstances warrant such action, approve the release of all or any part of the Restricted Stock that would otherwise be forfeited pursuant to this Section, upon such conditions as it shall determine.

(ii)           Upon Termination Due to Death.  If a Participant’s employment or consultancy with the Corporation or a Subsidiary is terminated due to death, all Shares of Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions and which would have been released, if the Participant had not died, within the calendar year following the Participant’s death shall be released on the date of such termination as if with respect to such Shares the Restricted Period had ended and the other Restrictions had lapsed and certificates representing such Shares of Restricted Stock shall be delivered to the Participant’s Beneficiary or legal representative free from such Restrictions as soon as practicable following such termination and all other Shares of Restricted Stock that would not have been released, if the Participant had not died, within the calendar year following the Participant’s death will be forfeited and become the property of the Corporation on the date of such termination.

4.6         Section 83(b) Elections.  A Participant who files an election permitted under Section 83(b) of the Code with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to a Restricted Period or other Restrictions shall notify the Corporation of such election within ten (10) days of making such election and promptly furnish the Corporation with a copy of such election, together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

SECTION 5.   Other Stock-Based Awards

5.1          Administration.

(i)           Other awards of Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock (to the extent a series of preferred stock has been or may be created by, or in accordance with a procedure set forth in, the Company's articles of incorporation), convertible debentures, warrants, exchangeable securities and Share awards or options valued by reference to Fair Market Value, Book Value or performance of the Company or any Subsidiary, Affiliate or division, may be granted either alone or in addition to or in tandem with Options, Stock Appreciation Rights, Restricted Stock, granted under the Plan and/or cash awards made outside of the Plan.

           (ii)           Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such award shall be made, the number of Shares to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Shares upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

5.2           Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 5 shall be subject to the following terms and conditions:

(i)           Subject to the provisions of the Plan and the award agreement, Shares subject to awards made under this Section 5 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii)           Subject to the provisions of the Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 5 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii)         Any award under Section 5 and any Shares covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

(iv)         In the event of the Participant's or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations (if any) imposed with respect to any or all of an award pursuant to this Section 5.

(v)          Each award under this Section 5 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the Participant.

(vi)            Shares issued on a bonus basis under this Section 5 may be issued for no cash consideration.

SECTION 6           Change in Control Provisions

6.1           Benefits.  In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an award agreement or in a written employment agreement between the Company and a Participant, a Participant’s unvested Award shall vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a)
Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor, as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation §  1.424-1 (and any amendments thereto).

(b)
The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 6.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)
The Committee may, in its sole discretion, provide for the cancellation of any Awards without payment, if the Change in Control Price is less than the Fair Market Value of such Award on the date of grant.

(d)	Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

SECTION 7.   General Provisions

7.1           General Creditor Status.  Participants shall have no right, title or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person.  To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.  All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan;  provided,  however , that in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or pay cash; provided,  further,  however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

7.2           Certain Adjustments to Shares.  In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, spin-off, split-off, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock of or by the Corporation, the number and kind of Shares available for Awards under the Plan and the number and kind of Shares subject to a Restricted Period or other Restrictions or subject to Options in outstanding Awards and the Option Price or purchase price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.  Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, unless the holder of such Option shall agree otherwise.  The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

7.3           Successor Corporation.  The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation.  The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

7.4           No Claim or Right Under the Plan.  Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or advisor any right to be retained in the employ of or by the Corporation.

7.5           Awards Not Treated as Compensation Under Benefit Plans.  No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board.

7.6           Listing and Qualification of Common Stock.  The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of an Option or pursuant to an Award of Restricted Stock until completion of such stock exchange listing or other qualification of such shares under any state, federal or other governmental law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

7.7           Withholding Taxes.  The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld, including, without limitation, taxes required to be withheld under the tax laws, rules and regulations and governmental orders of PRC, with respect to Awards granted pursuant to the Plan, including, but not limited to, (i) accepting a remittance from the Participant in cash, or in the Committee’s discretion in Mature Shares (ii) deducting the amount required to be withheld from any other amount then or thereafter payable by the Corporation or Subsidiary to a Participant, Beneficiary or legal representative or from any Shares due to the Participant under the Plan, (iii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Common Stock or (iv) any combination of the foregoing.  In addition, subject to such rules and regulations as the Committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Common Stock at a rate up to such Participant’s maximum marginal tax rate with respect to each such tax by (i) irrevocably electing to have the Corporation deduct from the number of Shares otherwise deliverable in payment of an Award such number of Shares as shall have a value equal to the amount of tax to be withheld, (ii) delivering to the Corporation such portion of the Common Stock delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (iii) delivering to the Corporation such number of Mature Shares or combination of Mature Shares and cash as shall have a value equal to the amount of tax to be withheld.

7.8           Non-transferability/Designation and Change of Beneficiary.

(a)           An Award granted hereunder shall not be assignable or transferable other than by will or by the laws of descent and distribution of the jurisdiction wherein the Participant is domiciled at the time of his or her death and may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative.

(b)           Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death.  A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be controlling;  provided ,  however , that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

7.9           Payments to Persons Other Than A Participant.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

7.10         Designated Participants.

(a)            If the Committee determines in its sole discretion that an appointment is necessary or desirable to comply with the regulatory requirements in the PRC, it may appoint the Corporation, a Subsidiary or any other institution or organization registered outside of the PRC (a “Trustee”) to hold the interest and exercise the rights granted under the Plan of any Participant (a “Designated Participant”) who either is a national of and ordinary resident in the PRC or is otherwise designated by the Committee as a Designated Participant.  In relation to any such appointment, the Trustee will undertake to do the following for and on behalf of the Designated Participant, subject at all times to the Committee’s supervision:

(i)           execute the relevant Award Agreement with the Corporation;

(ii)          hold the Award (a “Designated Award”) for the benefit of the Designated Participant;

(iii)         take such actions as the Designated Participant may instruct from time to time in connection with the Designated Award or otherwise in relation to the Designated Participant’s beneficial interest under the Plan or under the Award Agreement, including taking such actions as may be necessary to exercise the Designated Award under the terms of Section 2.2(c) of the Plan and making payment under the terms of Section 2.2(e) of the Plan; and

(iv)         after deducting its costs, fees and expenses as contemplated under subsection 5.10(d), hold, or at the Designated Participant’s direction remit to the Designated Participant, the net proceeds of sales or other transactions involving the Designated Award or, as applicable, shares of Common Stock underlying such Award.

(b)           Without limiting the scope of its authorities under Section 2.1 or any other provision of the Plan, the Committee may at any time impose restrictions on the method of exercise of a Designated Award, such that upon exercise of the Designated Award, the Designated Participant (or the Trustee acting on the Designated Participant’s behalf) does not receive Shares and receives solely cash, in the amount and denomination determined under Section 2.2(e).

(c)           An appointment of a Trustee pursuant to the terms of this Section to hold the interest and exercise the rights for the benefit of the Designated Participant shall terminate at such time as the Committee determines in its sole discretion that such appointment is no longer necessary or desirable in order to comply with regulatory requirements in the PRC.

(d)           The Trustee may deduct from the proceeds of sales or other transactions involving the Designated Award or, as applicable, Shares underlying such Award, any costs, fees and expenses of the Trustee in relation to its appointment under this Section.  The Trustee will, under no circumstances, otherwise require the Designated Participant to compensate it for any of its costs, fees, expenses or losses.

7.11           No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.  The indemnification provided for in this Section 5.11 shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

7.12           Amendment or Termination.  Except as to matters that in the opinion of the Corporation’s legal counsel require stockholder approval, any provision of the Plan may be modified as to a Participant by an individual agreement approved by the Committee.  The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time;  provided ,  however , that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board without the approval of the stockholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent.  Subject to earlier termination pursuant to the provisions of this Section, and unless the stockholders of the Corporation shall have approved an extension of the Plan beyond such date,   the Plan shall terminate and no further Awards shall be made under the Plan after the tenth (10 th ) anniversary of the Effective Date of the Plan.

7.13           Unfunded Plan.  The Plan is intended to constitute an unfunded deferred compensation arrangement.

7.14           Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law thereof.

7.15           Non-uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards whether or not such persons are similarly situated.  Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Participant, (b) the terms and provisions of Awards, and (c) the treatment of termination of employment or consultancies.

7.16           No Illegal Transactions.   The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations.  Notwithstanding any provision of the Plan or any Award, Participants shall not be entitled to exercise or receive benefits under, any Award, and the Corporation shall not be obligated to deliver any Shares or deliver any benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Corporation of any applicable law or regulation.

7.17           Severability.  If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan.  Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.